UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 3, 2019

Catabasis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Bldg. 1400E, Suite B14202 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☒

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2019, the Board of Directors (the “Board”) of Catabasis Pharmaceuticals, Inc., a Delaware corporation (the “Company”) increased the size of the Board from six to seven directors and elected Gregg Lapointe as a director, effective immediately. Mr. Lapointe will serve as a Class III director with a term expiring at the Company’s 2021 annual meeting of the stockholders of the Company and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal.  Mr. Lapointe will serve as a member of the Audit Committee of the Board.

Mr. Lapointe is the Co-Founder of Cerium Pharmaceuticals, a privately held biopharmaceutical company, and has served as its Chief Executive Officer since its founding in 2012. Prior to founding Cerium Pharmaceuticals, Mr. Lapointe worked at Sigma-Tau Pharmaceuticals, Inc., a private biopharmaceutical company, where he served as Chief Executive Officer from 2008 to 2012 and as Chief Operating Officer from 2003 to 2008. Mr. Lapointe currently serves on the Board of Directors of Cytori Therapeutics, Inc., a publicly traded specialty therapeutics company; Soligenix, Inc., a publicly traded biopharmaceutical company; and Rigel Pharmaceuticals, Inc., a publicly traded a biotechnology company.  Mr. Lapointe holds a Bachelor of Commerce from Concordia University (Montreal), a graduate diploma in Accountancy from McGill University and an M.B.A. from Duke University.  Mr. Lapointe is a C.P.A. in the state of Illinois.  The Company believes that Mr. Lapointe is qualified to serve on the Board because of his significant experience in the areas of finance, management and specialty drug commercialization and his experience as an executive officer and board member in the pharmaceutical industry.

Mr. Lapointe will receive compensation for his service as a non-employee director in accordance with the Company’s director compensation program, including the award of one-time nonqualified stock option under the Company’s 2015 Stock Incentive Plan to purchase 2,800 shares of the Company’s common stock. The stock option was granted effective January 3, 2019 and had an exercise price of $4.60 per share, which was equal to the closing price of the Company’s common stock on the Nasdaq Global Market on such grant date. The option will vest in equal annual installments over a three-year period measured from the date of grant, subject to the Mr. Lapointe’s continued service as a director. In connection with his election, Mr. Lapointe entered into an indemnification agreement with the Company in a form substantially similar to the form of indemnification agreement that the Company has entered into with its other directors. This agreement requires the Company to indemnify Mr. Lapointe for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATABASIS PHARMACEUTICALS, INC.

Date: January 9, 2019	By:	/s/ Jill C. Milne
Jill C. Milne
President and Chief Executive Officer